UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2009

Atlas Pipeline Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-14998	23-3011077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Coraopolis Heights Road Moon Township, Pennsylvania	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 262-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2009, Atlas Pipeline Partners, L.P. (the “Company”) and Atlas Pipeline Holdings, L.P. ( “AHD”), the holder of all of the Company’s outstanding 12% Cumulative Convertible Class B Preferred Units of limited partner interest (the “Preferred Units”), agreed to amend the terms of the Preferred Units to remove the conversion feature. Therefore, as amended, the Preferred Units are not convertible to common units. Copies of the Amended and Restated Certificate of Designations and amendment to the Company’s Partnership Agreement are attached as exhibits hereto. In addition, AHD exercised its option to purchase for cash an additional 5,000 Preferred Units, as amended, at the face value of $1,000 per Preferred Unit. The sale of the Preferred Units to AHD is exempt from the registration requirements of the Securities Act of 1933 by reason of Section 4(2) thereunder and pursuant to SEC staff positions. The Preferred Units were offered and sold by the Company in a private transaction without any form of general solicitation or general advertising, and AHD represented to the Company that it is an “accredited investor” as defined by Rule 501 of Regulation D and made other customary representations in connection with the issuance pursuant to Section 4(2).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Certificate of Designations
3.2	Amendment No. 6 to Second Amended and Restated Agreement of Limited Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATLAS PIPELINE PARTNERS, L.P.

	By:	Atlas Pipeline Partners GP, LLC
its General Partner

Dated: April 3, 2009	/s/ Matthew A. Jones
	By:	Matthew A. Jones
	Title:	Chief Financial Officer

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